CONFIDENTIAL SEPARATION AGREEMENT AND RELEASE

      THIS CONFIDENTIAL SEPARATION AGREEMENT AND RELEASE ("Agreement") with an effective date of June ______, 2004 ("Effective Date") is made and entered into by and between Cytomedix, Inc. ("Cytomedix" or "Company") and Mark E. Cline (hereinafter referred to as "Employee"). This Agreement sets forth the terms upon which the Company and the Employee have agreed to terminate Employee's employment with the Company.

1. Termination of Employment:

      1.1 Employee hereby tenders his voluntary resignation as President of the Company as of the Effective Date. The Company hereby accepts such resignation.

2. Resignation as Director:

      2.1 Employee hereby tenders his voluntary and irrevocable resignation as a member of the Company's Board of Directors as of the Effective Date.

3. Consideration:

      3.1 Employee agrees that this Agreement contains compensation or benefits to which the Employee is not otherwise entitled.

      3.2 Pursuant to the letter agreement between the Company and the Executive dated March 25, 2004 ("Employment Agreement") and the Stock Option Grant Notice issued in conjunction therewith, the Employee received options to purchase 175,000 shares of the Company's common stock at a price of $1.50 per share. These options were to vest on November 15, 2004, unless the Company terminated the Employee without cause prior to such date, in which case 1/12th of the options vested on the 15th day of each month beginning on November 15, 2003, and continuing until the date of termination. In consideration of this Agreement, the Company agrees to the following:

      (a) Of the 175,000 options awarded to Employee on November 15, 2003, 25,000 shall expire immediately, the remaining 150,000 shall continue to vest as per the original vesting schedule as provided in the Stock Option Grant Notice. Accordingly, 12,500 options shall vest on the 15th day of each month beginning on December 15, 2003. As of June 15, 2003, 87,500 options have vested. As of November 15, 2004, all 150,000 options shall have vested.

      (b) Notwithstanding the language in the Stock Option Agreement between the Company and the Employee, the options shall remain exercisable for a period of five years from the date of original grant, so that all options awarded to Employee shall expire on November 15, 2008.

      (c) The shares underlying the options awarded Employee shall be included on any registration statement filed with the Securities and Exchange Commission with respect to the shares of common stock underlying the Company's Long-Term Incentive Plan.

      3.3 In consideration of this Agreement, the Employee shall continue to receive his regular salary from the date of this Agreement until July 31, 2004.

      3.4 Premiums for the medical and dental programs that Employee is currently enrolled in shall continue to be paid by the Company until July 31, 2004; provided, however, that Employee shall continue to pay the employee portion of such premiums.

4.       Confidentiality:

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      4.1 Employee agrees that the nature, terms, conditions, and substance of this Agreement shall be kept confidential by him, his attorneys, and spouse; and shall not be disclosed at any time to any other person or entity at all without the prior written consent of Company, except as necessary in the course of: (1) preparing and filing appropriate tax returns or dealing with federal or state taxing authorities; and (2) the performance of personal or business financial planning. In addition, any term of this Agreement may be disclosed during any lawsuit or other proceeding brought to enforce the terms of this Agreement or as required by applicable law, legal subpoena or court order.

      4.2 Employee agrees that upon the receipt of a subpoena or other legal request for information contained in or regarding the nature, terms, conditions, or substance of this Agreement, Employee shall promptly notify Company in writing of such request and shall give Company the opportunity to object to the disclosure of such information before responding to any such request. Such written notification shall be sent to Company via certified mail.

5. No Current Claims:

      5.1 Employee warrants and represents that he is not presently a named plaintiff in any law suit, filed in any jurisdiction, against Company and that he has not filed a charge with the EEOC or any other administrative agency against Company. In the event that this warranty and representation is incorrect, Company shall have the absolute right to terminate this Agreement, and to demand and have immediately returned to Company all consideration paid by it to Employee pursuant to this Agreement.

      5.2 Company is hereby indemnified and held harmless by Employee for any breach of the warranty and representation contained in this Section 5, and to recover from Employee all costs and expenses incurred as a result of Employee's breach of the warranty and representation contained in this Section 5, and all costs and expenses incurred in defending any now pending legal or administrative proceeding, not referenced in this Section 5, in which Employee is a named plaintiff, claimant or petitioner. Costs and expenses, for purposes of this
Section 5, shall include, but not be limited to, attorneys' fees and other legal costs.

6. Covenant Not to Sue and Release:

      6.1 Except for the rights and obligations provided by or arising under this Agreement, Employee hereby releases, acquits, withdraws, retracts and forever discharges any and all claims, manner of actions, causes of action, in law or in equity, suits, judgments, debts, liens, contracts, agreements, promises, liabilities, demands, damages, losses, costs, expenses or disputes, known or unknown, fixed or contingent, which he now has or may have hereafter, directly or indirectly, personally or in a representative capacity, against Company, and its predecessors, successors, administrators, attorneys, fiduciaries, officers, directors, shareholders, representatives, agents, employees, and all persons acting through or in connection with Company, by reason of any act, omission, matter, cause or thing whatsoever, from the beginning of time to, and including, the Effective Date. This General Release includes, but is not limited to, all claims, manner of actions, causes of action in law or in equity, suits, judgments, debts, liens, contracts, agreements, promises, liabilities, demands, damages, losses, costs, expenses or disputes, known or unknown, fixed or contingent, which arise under the Employment Agreement; Title VII of the Civil Rights Act of 1964, as amended; The Age Discrimination in Employment Act of 1967, as amended; The Americans with Disabilities Act; The Rehabilitation Act of 1973, as amended; The Family and Medical Leave Act, as amended; 42 U.S.C. ss.ss. 1981 through 1988, as amended; the Arkansas Constitution or Arkansas statutory law, as amended; any federal, state or local statute or ordinance, all as amended; common law claims of breach of contract, intentional or negligent infliction of emotional distress, negligent hiring, breach of the covenant of good faith and fair dealing, promissory estoppel, negligence, wrongful termination or employment, interference with prospective economic advantage, violation of civil rights and all other claims of any type or nature including any claims for attorneys' fees. The parties intend that this release shall discharge all claims against the released parties to the extent permitted by law.


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      6.2 Employee represents and warrants that he has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any claim that is a subject of this Agreement or any portion thereof or interest therein, and agrees to indemnify, defend, and hold Company harmless from any and all claims based on or arising out of any such assignment or transfer, or purported assignment or transfer, of any claims, or any portion thereof or interest therein.

      6.3 Nothing in this Agreement is or should be construed as a release by Employee of, or an agreement by Employee not to sue on, any charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, costs, losses, debts, or expenses arising out of any matter, cause, acts, conduct, claims, or events which may occur after the Effective Date.

7. No Admission of Liability or Wrongdoing:

      7.1 Company and Employee agree and acknowledge that this Agreement is the result of a compromise and shall never at any time for any purpose be construed as an admission of any liability or wrongdoing on the part of any party. Company specifically disclaims any liability to Employee or to any other person or entity.

8.       Confidentiality of Trade Secrets; Covenant Not to Compete

      8.1 During the term of Employee's employment by Company, Employee has acquired knowledge of confidential and proprietary information regarding, among other things, Company's products and intellectual property, Company's present and future operations, its current or potential customers, pricing strategies, its compensation and incentive programs for employees and the methods used by Company and its employees. Employee hereby agrees that he shall not directly or indirectly use or disclose, any of the Company's Trade Secrets, as defined hereinafter, that he may have acquired during the term of his employment. The term "Trade Secret" as used in this Agreement shall mean information including, but not limited to, technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers which:

      (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and

      (b) is the subject of reasonable efforts by the Company to maintain its secrecy.

      8.2 Employee agrees and acknowledges that the confidentiality and non-compete provisions contained in Exhibit A to the Employment Agreement shall continue to apply to Employee as provided therein.

      8.3 Employee agrees and acknowledges that, if a violation of any covenant contained in Section 8 and Exhibit A to the Employment Agreement occurs or is threatened, such violation or threatened violation will cause irreparable injury to Company, that the remedy at law for any such violation or threatened violation will be inadequate and that Company shall be entitled to appropriate equitable relief.

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9. Property:

      9.1 Employee agrees, warrants and represents that within seven days of execution of this Agreement he will return all records, files, memoranda, reports, price lists, customer lists, employee lists, employee files, drawings, plans, sketches, documents, and the like (together with all copies thereof) relating to the business of the Company, which Employee shall have used or prepared or come in contact with in the course of, or as a result of, his employment and agrees that he shall not hereafter cause removal of such materials from the premises of the Company. Employee further agrees that upon execution of this Agreement he will return all files, notes, documents and the like related to his employment, including but not limited to any audio tapes of conversation(s) with any current of former Company employee(s). Employee further warrants and represents that within seven days of execution of this Agreement he will return all office equipment and other items, all Company credit cards, keys, parking cards, and all other property of every type and description belonging to Company.

10. No Disparaging Statement:

      10.1 Company and Employee shall refrain from making any disparaging statement about the other or about any of Company's personnel.

11.      Voluntary Agreement:

      11.1 Employee represents and agrees that he has had a full and adequate opportunity to discuss and consider any claims against the Company. Further, Employee represents and agrees that: (1) this Agreement is written in a manner that he understands; (2) this Agreement and the promises made in this Agreement by Employee are granted in exchange for the consideration which is granted to Employee in this Agreement; (3) Employee has been advised to and has had an opportunity to consult with an attorney prior to deciding whether to enter into this Agreement; and (4) Employee has been given at least twenty-one days within which to consider this Agreement.

      11.2 This Agreement is executed with the full knowledge and understanding on the part of Employee that there may be more serious consequences, damages or injuries, which are not now known, and that any payment or benefits conferred herein to Employee in consideration of this Agreement are accepted as final. Employee further agrees and represents that it is within his contemplation that he may have claims against Company of which, at the time of the execution of this Agreement, he has no knowledge or suspicion, but he agrees and represents that this Agreement extends to all claims in any way based upon, connected with or related to the matters released herein, whether or not known, claimed or suspected by him.

      11.3 Company and Employee represent and acknowledge that in executing this Agreement, they did not rely upon and have not relied upon any written or oral representations or statements not expressly a part hereof that have been made by any party to this Agreement, or by the agents, representatives, or attorneys of any party with regard to the subject matter, basis, or effect of this Agreement.

12. Advised to Consult an Attorney:

      12.1 EMPLOYEE SHOULD CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT.

13. Period for Review and Consideration:

      13.1 Employee acknowledges that he received a copy of this Agreement and was given a period of twenty-one days in which to review, consider and accept the Agreement.

14. Employee's Right to Revoke:

      14.1 Employee is advised that he may revoke this Agreement within seven days of signing it. Revocation must be made by delivering written notice of the revocation to Dr. Kshitij Mohan. If this Agreement is revoked by Employee in this seven day period, the Agreement will not be effective and enforceable as it relates to the Employees resignation as President of the Company.


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15.      Reserved

16.      Entire Agreement:

      16.1 This Agreement sets forth the complete and exclusive statement of the terms of the agreement between the parties hereto and fully supersedes any and all prior agreements (oral or in writing) or understandings between the parties hereto pertaining to the subject matter hereof.

17.      Successors:

      17.1 This Agreement shall be binding upon Employee and upon his heirs, administrators, representatives, executors, and assigns. This Agreement shall inure to the benefit of Company and its successors, and past, current and future fiduciaries, officers, directors, shareholders, administrators, agents, employees, and assigns.

18. Governing Law:

      18.1 This Agreement shall be construed in accordance with the laws of the State of Arkansas.

19.      Modifications:

      19.1 This Agreement may be amended or modified only by a written instrument, signed by Company and Employee, that expressly sets forth the parties' intention to amend or modify this Agreement. No condition, term, or provision of this Agreement may be waived by any party except in writing, signed by the party or its authorized representative, that expressly sets forth the party's intention to waive a condition, term or provision of this Agreement.

20.      Severability:

      20.1 Should any provision of this Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall be deemed not to be affected.

21. Authority to Execute Agreement:

      21.1 Company represents and warrants that this instrument is a valid and binding corporate action and that the person executing this instrument on behalf of Company is duly authorized to do so on behalf of the Company.



EMPLOYEE                                             COMPANY

                                                     CYTOMEDIX, INC.


/s/ Mark E. Cline                                    /s/ Kshitij Mohan
-------------------------                            ---------------------------
Mark E. Cline                                        Kshitij Mohan
                                                     Chief Executive Officer


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